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                                                                  EXHIBIT (4)(G)

                              CERTIFICATE OF TRUST

                                       OF

                            REPUBLIC CAPITAL TRUST I

         THIS CERTIFICATE OF TRUST OF REPUBLIC CAPITAL TRUST I (the "Trust"), dated as of September 20, 2001, is being duly executed and filed by WILMINGTON TRUST COMPANY, a Delaware banking corporation, Dana M. Cluckey, Thomas F. Menacher and Travis Jones, each an individual, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.).

         1. NAME. The name of the business trust formed hereby is Republic Capital Trust I.

         2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention:
Corporate Trust Department.

         3. EFFECTIVE DATE. This Certificate of Trust shall be effective on September 20, 2001.

         IN WITNESS WHEREOF, each of the undersigned, being a trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                                    WILMINGTON TRUST COMPANY, as Trustee


                                    By: /s/ W. Chris Sponenberg
                                        --------------------------------
                                    Name:  W. Chris Sponenberg
                                    Title: Vice President

                                  /s/ Dana M. Cluckey
                                      ----------------------------------
                                      Dana M. Cluckey, as Trustee


                                  /s/ Thomas F. Menacher
                                  --------------------------------------
                                      Thomas F. Menacher, as Trustee


                                  /s/ Travis Jones
                                  --------------------------------------
                                      Travis Jones, as Trustee